Exhibit 5.1

                            CHOATE, HALL & STEWART
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891
                           TELEPHONE (617) 248-5000
                           FACSIMILE (617) 248-4000
                                 TELEX 49615860



                                                           May 14, 1997

Stratus Computer, Inc.
55 Fairbanks Boulevard
Marlborough, Massachusetts 01752

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about May 14, 1997 by Stratus Computer, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 5,500,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

         We are familiar with the Company's Articles of Organization, as amended, its By-Laws, as amended, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under its Stock Option Plan (January, 1983), its Non-Qualified Common Stock Option Plan, its Employee Stock Purchase Plan, and its 1997 Non-Qualified Common Stock Option Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm under the heading "Interests of Named Experts and Counsel" in Part II of the Registration Statement.

                                                    Very truly yours,

                                                    CHOATE, HALL & STEWART